Exhibit 99.1

News Release
General Inquiries: (713) 783-8000
www.sanchezmidstream.com

Sanchez Midstream Partners Reports First Quarter 2018 Financial Results; Provides Full Year 2018 Forecast

HOUSTON—(GLOBE NEWSWIRE)—May 10, 2018—Sanchez Midstream Partners LP (NYSE American: SNMP) (“SNMP” or the “Partnership”) today reported first quarter 2018 results.  Highlights from the report include:

•                  The Partnership reported net income of $1.4 million for the first quarter 2018, which compares to a net loss of $7.7 million for the first quarter 2017;

•                  Adjusted EBITDA (a non-GAAP financial measure) was $18.6 million for the first quarter 2018, which is more than 75 percent higher when compared to the Partnership’s first quarter 2017 Adjusted EBITDA;

•                  A first quarter 2018 cash distribution on common units of $0.4508 per unit ($1.8032 per unit annualized) has been declared by the Partnership, which is payable May 31, 2018; and

•                  The Partnership’s first quarter 2018 cash available for distribution (a non-GAAP financial measure) was $7.1 million, resulting in a distribution coverage ratio of greater than 1.0 times.

MANAGEMENT COMMENTARY

“The Partnership had another solid quarter to start 2018,” said Gerry Willinger, Chief Executive Officer of the general partner of SNMP.  “With the completion of the Raptor Gas Processing Facility and Seco Pipeline now behind us, our first quarter 2018 Adjusted EBITDA increased by more than 75 percent when compared to Adjusted EBITDA for the first quarter 2017.  As a result, our cash available for distribution in the first quarter 2018 was approximately $7.1 million, which covered our distribution on common units by greater than 1.0 times.

“In addition to earnings, we are today announcing our forecast for the full year 2018.  We currently project Western Catarina Midstream volumes will range between 170 million cubic feet per day (“MMcf/d”) to 180 MMcf/d of natural gas and between 13.1 thousand barrels per day (“MBbls/d”) to 13.9 MBbls/d of oil, with combined Catarina and Comanche volumes on the non-operated Carnero Gathering Line and Raptor Gas Processing Facility, each 50 percent owned and operated by Targa Resources Corporation (“Targa”), estimated at 255 MMcf/d.  The Seco Pipeline, which like the Western Catarina Midstream asset is wholly owned by the Partnership, is expected to flow between 80 MMcf/d to 90 MMcf/d of dry gas from its interconnection at the Raptor Gas Processing Facility to markets in South Texas.

“On the production side of the Partnership’s business, we currently project total volume for 2018 of approximately 475 thousand barrels of oil equivalent (“MBoe”) to 535 MBoe.  As we opportunistically expand our midstream activities in South Texas, we continue to work through the strategic divestiture of producing assets to reduce the Partnership’s exposure to production activities which, by their nature, are sensitive to commodity prices and are less suited for our business model going forward.”

FINANCIAL RESULTS

The Partnership’s revenue totaled $18.5 million during the first quarter 2018.  Included in total revenue for the first quarter 2018 is $14.0 million from the midstream activities of Western Catarina Midstream and the Seco Pipeline and approximately $6.4 million from production activities.  The balance of the Partnership’s first quarter 2018 total revenue came from a loss on hedge settlements ($0.2 million) and a loss on mark-to-market activities ($1.7 million), which is a non-cash item.

Earnings from the Partnership’s midstream joint ventures with Targa totaled $4.3 million during the first quarter 2018.  The Partnership has received cash distributions from the joint ventures totaling $6.1 million related to first quarter 2018 operating results.

On a GAAP basis, the Partnership recorded net income of $1.4 million for the first quarter 2018, which compares to net income of $0.3 million for the fourth quarter 2017 and a net loss of $7.7 million in the first quarter 2017.

Adjusted EBITDA (a non-GAAP financial measure) for the first quarter 2018 was approximately $18.6 million, which is more than 75 percent higher when compared to the first quarter 2017.  The Partnership’s calculation of Adjusted EBITDA is discussed in further detail below.

LIQUIDITY UPDATE

As of March 31, 2018, the Partnership had $184 million in debt outstanding under its credit facility, which has a current borrowing base of $249.3 million and an elected commitment amount of $200 million.  The midstream portion of the borrowing base is approximately $211 million, which results in the Partnership’s midstream collateral more than covering the $200 million elected commitment amount.

The Partnership had approximately $1.8 million in cash and cash equivalents as of March 31, 2018.

HEDGE UPDATE

For the full year 2018, the Partnership has hedged approximately 497,328 million British thermal units (“MMBtu”) of its natural gas production at an effective NYMEX fixed price of approximately $3.00 per MMBtu and approximately 259.6 thousand barrels of its crude oil production at an effective NYMEX fixed price of approximately $59.73 per barrel.  The Partnership has additional hedges covering a portion of its production in 2019 and 2020.  Additional information about SNMP’s hedges can be found in the Partnership’s documents on file with the U.S. Securities and Exchange Commission (www.sec.gov) and in the “Investor Presentation” available on the Partnership’s website (www.sanchezmidstream.com).

DISTRIBUTIONS

On May 9, 2018, the Partnership declared a first quarter 2018 cash distribution on its common units of $0.4508 per unit ($1.8032 per unit annualized).  The Partnership also declared a first quarter 2018 distribution to the holders of its Class B preferred units equal to $0.28225 per Class B preferred unit.

Based on first quarter 2018 Adjusted EBITDA of $18.6 million, cash interest expense of $2.3 million, maintenance capital of $0.4 million, and $8.8 million in preferred distributions, the Partnership generated approximately $7.1 million in cash available for distribution (a non-GAAP financial measure) during the first quarter 2018, resulting in a distribution coverage ratio of greater than 1.0 times.

FULL YEAR 2018 FORECAST

Additional details on the Partnership’s Full Year 2018 Forecast can be found in the tables to this news release.

CONFERENCE CALL INFORMATION

The Partnership will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, May 10, 2018 to discuss first quarter 2018 results.

To participate in the conference call, analysts, investors, media and the public in the U.S. may dial (844) 824-3837 shortly before 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  The international phone number is (412) 317-5161.  Callers should request the “Sanchez Midstream Partners First Quarter 2018 Conference Call” once reaching the operator.

A live audio webcast of the conference call and the earnings release will be available on the Partnership’s website (www.sanchezmidstream.com) under the Investor Relations page.  A replay will be available approximately three hours after the call through May 17, 2018, at 10:59 p.m. Central Time (11:59 p.m. Eastern Time). The replay may be accessed by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International), and referencing the replay passcode: 10119826.

ABOUT THE PARTNERSHIP

Sanchez Midstream Partners LP (NYSE American: SNMP) is a growth-oriented publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy related assets in North America.  The Partnership has ownership stakes in oil and natural gas gathering systems, natural gas pipelines, and a natural gas processing facility, all located in the Western Eagle Ford in South Texas.

ADDITIONAL INFORMATION

Additional information about SNMP can be found in the Partnership’s documents on file with the U.S. Securities and Exchange Commission (www.sec.gov) and in the “Investor Presentation” available on the Partnership’s website (www.sanchezmidstream.com).

NON-GAAP MEASURES

We present Adjusted EBITDA and cash available for distribution, non-GAAP financial measures, in addition to our reported net income (loss), the most comparable GAAP financial measure, in this news release.

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation expense; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settled early; (xii) (gain) loss on embedded derivatives; and (xiii) acquisition and divestiture costs.  For a reconciliation of Adjusted EBITDA to Net Income (Loss), the most directly comparable GAAP measure, see the tables at the end of this news release. Cash available for distribution is defined as Adjusted EBITDA less cash interest expense; distributions on preferred units; and maintenance capital.  For a reconciliation of cash available for distribution to Net Income (Loss), the most directly comparable GAAP measure, see the tables at the end of this news release.

Adjusted EBITDA and cash available for distribution are significant performance metrics used by our management to indicate (prior to the establishment of any cash reserves by the board of directors of our general partner) the distributions that we would expect to pay to our unitholders. Specifically, these financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support a quarterly distribution or any increase in our quarterly distribution rates. Adjusted EBITDA and cash available for distribution are also used as quantitative standards by our management and by external users of our financial statements such as investors, research analysts, our lenders and others to assess:

(i) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and (iii) our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA and cash available for distribution is net income (loss). Our non-GAAP financial measures of Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income (loss). Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income (loss). Adjusted EBITDA and cash available for distribution should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. For reconciliations of Adjusted EBITDA and cash available for distribution to net income (loss), the most comparable GAAP financial metric, please see the tables below.

FORWARD-LOOKING STATEMENTS

This news release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward—looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; acquisition strategy; financing strategy; ability to make, maintain and grow distributions; the ability of our customers to meet their drilling and development plans on a timely basis or at all and perform under gathering, processing and other agreements; future operating results; the ability of our partners to perform under our joint ventures and partnerships; future capital expenditures; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this news release, are forward-looking statements.   In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this news release are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PARTNERSHIP CONTACT

Kevin Smith

VP of Investor Relations

(281) 925-4828

Sanchez Midstream Partners LP

Operating Statistics

	Three Months Ended March 31,
	2018	2017
Gathering and Transportation Throughput:

Seco Pipeline
Natural Gas (MMcf)	6,114	—
Western Catarina Midstream
Oil (MBbls)	1,027	1,021
Natural Gas (MMcf)	13,653	13,656

Net Production in MBoe:

Total production (MBoe)	141	310
Average daily production (Boe/d)	1,567	3,444

Average Sales Price per Boe:

Net realized price, including hedges (1)	$44.24	$32.82
Net realized price, excluding hedges (2)	$45.87	$27.74

(1)  Excludes impact of mark-to-market gains (losses).

(2)  Excludes the impact of all hedging gains (losses).

Sanchez Midstream Partners LP

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2018	2017
	($ in thousands, except per unit amounts)

Oil, liquids, and gas sales	$6,238	$10,116
Gathering and transportation sales	1,688	11,211
Gathering and transportation lease revenues	12,318	—
Gain (loss) on mark-to-market activities	(1,708)	4,480
Total revenues	18,536	25,807

Operating expenses:
Lease operating expenses	1,971	4,983
Transportation operating expenses	2,847	3,296
Cost of sales	—	37
Production taxes	322	473
General and administrative	5,165	5,609
Unit-based compensation expense	1,438	540
Depreciation, depletion and amortization	6,628	12,181
Asset impairments	—	4,688
Accretion expense	126	258
Total operating expenses	18,497	32,065

Other (income) expense:
Interest expense	2,599	1,883
Earnings from equity investments	(4,272)	(482)
Other expense	270	—
Total expenses, net	17,094	33,466
Income (loss) before income taxes	1,442	(7,659)
Income tax expense	—	—
Net income (loss)	1,442	(7,659)
Less:
Preferred unit distributions paid in common units	—	(2,625)
Preferred unit distributions	(8,750)	(7,000)
Preferred unit amortization	(531)	(404)
Net loss attributable to common unitholders	$(7,839)	$(17,688)

Adjusted EBITDA	$18,578	$10,538

Net loss per unit
Common units - Basic	$(0.53)	$(1.32)
Weighted Average Units Outstanding
Common units - Basic	14,738,528	13,400,138

Sanchez Midstream Partners LP

Condensed Consolidated Balance Sheets

	March 31,	Dec. 31,
	2018	2017
	($ in thousands)

Current assets	$10,972	$17,527
Midstream and production assets, net	210,623	213,145
Other assets	291,367	297,751
Total assets	$512,962	$528,423

Current liabilities	$12,759	$13,413
Long-term debt, net of debt issuance costs	182,928	187,808
Other long-term liabilities	13,695	12,598
Total liabilities	209,382	213,819

Mezzanine equity	344,443	343,912

Partners’ deficit	(40,863)	(29,308)
Total partners’ deficit	(40,863)	(29,308)
Total liabilities and partners’ capital	$512,962	$528,423

Sanchez Midstream Partners LP

Reconciliation of Net Income (Loss) to Adjusted EBITDA and

Cash Available for Distribution

	Three Months Ended March 31,
	2018	2017
	($ in thousands)

Net income (loss)	$1,442	$(7,659)
Adjusted by:
Interest expense, net	2,599	1,883
Depreciation, depletion and amortization	6,628	12,181
Asset impairments	—	4,688
Accretion expense	126	258
Unit-based compensation expense	1,438	540
Unit-based asset management fees	2,279	2,030
Distributions in excess of equity earnings	1,837	968
(Gain) loss on mark-to-market activities	1,978	(4,480)
Acquisition and divestiture costs	251	129
Adjusted EBITDA (1)	$18,578	$10,538
Adjusted by:
Maintenance capital expenditures(2)	(400)	(600)
Cash interest expense	(2,300)	(1,587)
Preferred unit distributions	(8,750)	(7,000)
Cash available for distribution	$7,128	$1,351

(1)  To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use Adjusted EBITDA, a non-GAAP financial measure, in this quarterly report. We believe that non-GAAP financial measures are helpful in understanding our past financial performance and potential future results, particularly in light of the effect of various transactions effected by us. We define Adjusted EBITDA as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net, (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation expense; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settled early; (xii) (gain) loss on embedded derivatives; and (xiii) acquisition and divestiture costs.

(2)  Represents estimated maintenance capital expenditures attributable to our controlling interest in our midstream and production assets. Maintenance capital expenditures are cash expenditures made to maintain, over the long-term, our operating capacity, operating income or asset base. Examples of maintenance capital expenditures are expenditures to develop and replace our oil and natural gas reserves as well as the repair, refurbishment and replacement of gathering and transportation assets, to maintain equipment reliability, integrity and safety and to address environmental laws and regulations.

Sanchez Midstream Partners LP

Full Year 2018 Forecast

MIDSTREAM ACTIVITIES

Western Catarina Midstream:
Natural Gas Volumes	170 to 180 MMcf/d
Operating Margin on Natural Gas Volumes and Water	$0.62 per Mcf
Oil Volumes	13.1 to 13.9 MBbls/d
Incremental Oil Revenue	$1.00 per Bbl

Seco Pipeline:
Natural Gas Volumes (Dry)	80 to 90 MMcf/d
Operating Margin	$0.20 per Mcf

Carnero Gathering Line (Non-Operated):
Catarina Natural Gas Volumes	120 to 130 MMcf/d
Operating Margin on Catarina Volumes	$0.29 per Mcf
Comanche Natural Gas Volumes	135 to 125 MMcf/d
Incremental Comanche Revenue	$0.19 per Mcf

Raptor Gas Processing Facility (Non-Operated):
Catarina Natural Gas Volumes	120 to 130 MMcf/d
Operating Margin on Catarina Volumes	$0.30 per Mcf
Comanche Natural Gas Volumes	135 to 125 MMcf/d
Incremental Comanche Revenue	$0.24 per Mcf

SNMP Interest in Non-Operated Midstream Assets	50%

NOTES:

•        All Western Catarina Midstream operating expenses are included in the Natural Gas and Water Operating Margin.

•        All Carnero Gathering Line and Raptor Gas Processing Facility operating expenses are included in the Catarina Volume Operating Margin.

•        Carnero Gathering Line and Raptor Gas Processing Facility natural gas volumes from Catarina are 50 MMcf/d below Western Catarina Midstream Natural Gas Volumes.

•        Assumes Carnero Gathering Line and Raptor Gas Processing Facility capacity of 255 MMcf/d.

Sanchez Midstream Partners LP

Full Year 2018 Forecast (con’t)

PRODUCTION ACTIVITIES

Total Volume	475 to 535 MBoe

Production by Product	Oil	63%
	Natural Gas	21%
	NGLs	16%

Commodity Pricing	Oil	$64.00 per Bbl
	Natural Gas	$2.75 per MMBtu
	NGLs	40% of Oil Pricing

Pricing Differentials	Oil	$(2.35) per Bbl
	Natural Gas	$(0.29) per MMBtu

Operating Expenses	$15.00 per Boe

Severance and Ad Valorem Taxes	6.5% of Production Revenue

2018 HEDGES

Oil Volume	259.6 MBbls
Oil Price	$59.73 per Bbl

Natural Gas Volume	497,328 MMBtu
Natural Gas Price	$3.00 per MMBtu

OTHER PARTNERSHIP COSTS

General & Administrative	$12.5 million
Interest Expense	$9.1 million
Maintenance Capital	$1.6 million